Exhibit 99.1

         GLOBAL PARTNERS INCREASES QUARTERLY DISTRIBUTION RATE TO $0.425

    WALTHAM, Mass., Jan. 24 /PRNewswire-FirstCall/ -- Global Partners LP (NYSE:
GLP), one of New England's largest wholesale distributors of distillates, gasoline, residual oil and bunker fuel to wholesalers, retailers and commercial customers, today announced that its Board of Directors has increased its quarterly cash distribution by 3% to $0.425 per unit from $0.4125 per unit. For the fourth quarter of 2005, unitholders will receive a cash distribution of $0.4111 per unit. This initial distribution is prorated to cover the period from the closing of the Partnership's initial public offering on October 4, 2005 through December 31, 2005. The fourth-quarter distribution will be paid February 14, 2006 to unitholders of record as of the close of business February 3, 2006.

    About Global Partners LP

    Global Partners, a master limited partnership based in Waltham, Massachusetts, is one of the largest wholesale distributors of distillates (such as home heating oil, diesel and kerosene), gasoline, and residual oil and bunker fuel to wholesalers, retailers and commercial customers in New England. Global Partners, which completed its initial public offering in October 2005, was formed by affiliates of the Slifka family. Global Partners trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit http://www.globalp.com.

    Safe Harbor Statement

    This news release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss future expectations for or contain projections of results of operations, financial condition or our ability to make distributions to unitholders. These statements are not guarantees of performance. Although we believe these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond our control, which may cause future results to be materially different from the results stated or implied in this document. Additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements is contained under the caption "Risk Factors" in our prospectus dated September 28, 2005 as filed with the Securities and Exchange Commission on September 29, 2005 pursuant to Rule 424(b) of the Securities Act of 1933. We refer you to our prospectus and to subsequent filings we make with the SEC, including our Quarterly Report on Form 10-Q for the period ended September 30, 2005, for additional information regarding our risks and uncertainties. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, other than as required by law, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Contacts:
    Thomas A. McManmon Jr.             Edward J. Faneuil
    Executive Vice President and       Executive Vice President,
    Chief Financial Officer            General Counsel and Secretary
    Global Partners LP                 Global Partners LP
    (781) 894-8800                     (781) 894-8800